CLYDE BAILEY P.C.
-------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's



December 17, 2001


I consent to the use, of my report dated December 12, 2001, in the Form SB2, on the financial statements of Realistic Video Inc., dated November 30, 2001, included herein and to the reference made to me.



Clyde Bailey